EX-23.1
                                    REDW, LLC
                          Certified Public Accountants
                            6401 Jefferson Street NE
                                 P.O. Box 93656
                              Albuquerque, NM 87199
                            Telephone: (505) 998-3200
                               Fax: (505) 998-3333
                              Email: redw@redw.com

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Mountain West Exploration, Inc.
    Commission File # 0-9500

Gentlemen:

     We have read Item 4 included in the Form 8K of Mountain West Exploration, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





                                         /s/REDW, LLC
                                        -----------------------------------
                                            REDW, LLC
Denver, Colorado
February 3, 2004